Exhibit 4.1

EXECUTION VERSION

AIRGAS, INC.,

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

________________

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of May 9, 2016

to

 Indenture Dated as of May 27, 2010

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS
SECTION 1.1.	Generally...	2
ARTICLE II AMENDMENTS
SECTION 2.1.	Amendments to the Indenture...	2
ARTICLE III MISCELLANEOUS PROVISIONS
SECTION 3.1.	Ratification of Base Indenture...	5
SECTION 3.2.	Trustee Not Responsible for Recitals...	5
SECTION 3.3.	Table of Contents, Headings, etc...	5
SECTION 3.4.	Counterpart Originals...	5
SECTION 3.5.	Governing Law...	5
EXHIBIT
A-1...
		A-1
EXHIBIT
A-2...
		A-2

THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of May 9, 2016 (the "Seventh Supplemental Indenture"), between Airgas, Inc., a Delaware corporation (the "Company"), and U.S. Bank National Association, a National Banking Association organized and existing under the laws of the United States of America, as trustee (the "Trustee").
RECITALS:
WHEREAS, the Company has executed and delivered to the Trustee an indenture, dated as of May 27, 2010 (the "Base Indenture"), providing for the issuance by the Company from time to time of its unsecured senior debentures, notes or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (the "Securities");
WHEREAS, the Base Indenture was supplemented by (i) the First Supplemental Indenture dated as of June 3, 2011 relating to the issuance of a series of Securities designated the "250,000,000 3.25% Notes due 2015", (ii) the Second Supplemental Indenture dated as of June 3, 2011 relating to the issuance of a series of Securities designated the "$250,000,000 2.950% Notes due 2016", (iii) the Third Supplemental Indenture dated as of November 26, 2012 relating to the issuance of a series of Securities designated the "$250,000,000 2.900% Notes due 2022" (the "2022 Notes"), (iv) the Fourth Supplemental Indenture dated as of February 14, 2013 relating to the issuance of a series of Securities designated the "$325,000,000 1.650% Notes due 2018" (the "2018 Notes") and a series of Securities designated the "$275,000,000 2.375% Notes due 2020" (the "2020 A Notes"), (v) the Fifth Supplemental Indenture dated as of June 17, 2014 relating to the issuance of a series of Securities designated the "$300,000,000 3.650% Notes due 2024" (the "2024 Notes"), and (vi) the Sixth Supplemental Indenture dated as of August 11, 2015 relating to the issuance of a series of Securities designated the "$400,000,000 3.050% Notes due 2020" (the "2020 B Notes" and, together with the 2022 Notes, the 2018 Notes, the 2020 A Notes and the 2024 Notes, the "Affected Notes") (the Base Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, being referred to collectively as the "Indenture");
WHEREAS, with respect to the amendments set forth in Article II hereof, pursuant to Sections 8.02(a), 8.02(e) and 8.06 of the Base Indenture, the Company may amend the Base Indenture with the consent of the registered Holders of a majority in aggregate principal amount of the then outstanding Securities of each series affected by the amendments voting as one class;
WHEREAS, upon the terms and subject to the conditions set forth in its consent solicitation statement, dated April 26, 2016 and attached as Exhibit A-1 hereto, as supplemented by a supplement dated May 2, 2016 and attached as Exhibit A-2 (together, the "Consent Solicitation Statement"), the Company has been soliciting Consents (as defined in the Consent Solicitation Statement) of the Holders of the Affected Notes to the Amendments (as defined in the Consent Solicitation Statement) to the Indenture, and the Company has now obtained such Consents from the Holders of at least a majority in aggregate principal amount of the outstanding Affected Notes voting as one class, and accordingly this Seventh Supplemental Indenture, the amendments set forth herein and the Trustee's execution of this Seventh Supplemental Indenture are authorized pursuant to Sections 8.02(a), 8.02(e) and 8.06 of the Base Indenture;
WHEREAS, all things necessary to make this Seventh Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;
NOW, THEREFORE, in consideration of the premises thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I

DEFINITIONS
SECTION 1.1. Generally.
(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Base Indenture.
(b) The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

ARTICLE II

AMENDMENTS

SECTION 2.1. Amendments to the Indenture.
Pursuant to Sections 8.02(a), 8.02(e) and 8.06 of the Indenture, each of the Company and the Trustee (in the case of the Trustee, acting upon the instructions and directions of the Holders of at least a majority in aggregate principal amount of the then outstanding Affected Notes voting as one class pursuant to Sections 8.02(a), 8.02(e) and 8.06 of the Indenture) hereby agrees to amend the Indenture as follows:

(a) A new Section 4.07 of the Base Indenture is hereby added as follows:
"SECTION 4.07. Guarantor Reports.
Anything in this Indenture to the contrary notwithstanding, if Air Liquide (as defined in Section 11.01(a) hereof) has executed a counterpart of this Indenture or an indenture supplemental hereto in order to provide the Air Liquide Guarantee (as defined in Section 11.01(a) hereof), then, from and after the time of such execution, for as long as the Air Liquide Guarantee is in effect, Section 5.3 (Reports) of each of the Affected Supplemental Indentures (as defined below) shall not apply and the Company shall not be required to comply with Section 5.3 (Reports) of each of the Affected Supplemental Indentures; however, Air Liquide shall post on its website English language translations of all annual reports, semi-annual reports and other reports and information that it is required to publish under the rules of the French Financial Markets Authority (Autorité des marchés financiers) and the French Commercial Code (Code de commerce) with respect to the public reporting obligations of companies whose securities are listed on the regulated market of the Euronext Paris stock exchange, and such translations shall be so posted (i) within the time periods specified by such rules for the publication of such annual reports, semi-annual reports and other reports and information and (ii) simultaneously with or promptly after such annual reports, semi-annual reports or other reports or information are so published.
For the purposes of this Section 4.07, "Affected Supplemental Indentures" means (i) the Third Supplemental Indenture dated as of November 26, 2012 relating to the issuance of a series of Securities designated the "$250,000,000 2.900% Notes due 2022", (ii) the Fourth Supplemental Indenture dated as of February 14, 2013 relating to the issuance of a series of Securities designated the "$325,000,000 1.650% Notes due 2018" and a series of Securities designated the "$275,000,000 2.375% Notes due 2020", (iii) the Fifth Supplemental Indenture dated as of June 17, 2014 relating to the issuance of a series of Securities designated the "$300,000,000 3.650% Notes due 2024" and (iv) the Sixth Supplemental Indenture dated as of August 11, 2015 relating to the issuance of a series of Securities designated the "$400,000,000 3.050% Notes due 2020"."
(b) Paragraph (3) of Section 6.01 of the Base Indenture is hereby deleted in its entirety and replaced with the following:
"(3) a failure to perform any of the Company's other covenants or agreements or Air Liquide's covenants or agreements, in each case, contained in this Indenture (other than a covenant or warranty a Default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than such series) applicable to the Securities of any series, for a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee from the Holders of at least 25% of the principal amount of the Securities of such series then outstanding specifying such Default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;"
(c) A new Article XI of the Base Indenture is hereby added as follows:
"ARTICLE XI
GUARANTEES OF SECURITIES
Section 11.01. Air Liquide Guarantee
(a) This Section 11.01, and the guarantee provided for herein (the "Air Liquide Guarantee"), shall become effective upon the execution of a counterpart of this Indenture or an indenture supplemental hereto by L'Air Liquide S.A. ("Air Liquide") in order to provide such Air Liquide Guarantee.
(b) Subject to this Section 11.01, upon executing a counterpart of this Indenture or an indenture supplemental hereto in order to provide the Air Liquide Guarantee, Air Liquide hereby unconditionally guarantees, on a senior unsecured basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities held thereby and the obligations of the Company hereunder and thereunder, that: (i) the principal of, premium, if any, and interest on the Securities shall be promptly paid in full when due, subject to any applicable grace period, whether at the Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium, if any, and (to the extent permitted by law) interest on the Securities, and all other payment obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at the Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, Air Liquide will be obligated to pay the same immediately.
Air Liquide hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of Air Liquide. Air Liquide further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Air Liquide Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.
If any Holder or the Trustee is required by any court or otherwise to return to the Company, Air Liquide, or any Custodian, Trustee or other similar official acting in relation to either of the Company or Air Liquide, any amount paid by the Company or Air Liquide to the Trustee or such Holder, the Air Liquide Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
Air Liquide further agrees that, as between Air Liquide, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Air Liquide Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by Air Liquide for the purpose of this Air Liquide Guarantee.
Air Liquide shall be subrogated to all rights of the Holders of the Securities against the Company in respect of any amount paid by Air Liquide on account of such Securities pursuant to the provisions of this Air Liquide Guarantee or this Indenture; provided, however, that Air Liquide shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and any premium and interest on, all Securities issued hereunder shall have been paid in full.
(c) To evidence the Air Liquide Guarantee set forth in this Section 11.01, Air Liquide hereby agrees that a notation of such Air Liquide Guarantee substantially in the form set forth in paragraph (d) of this Section 11.01 will be endorsed by manual or facsimile signature by an authorized signatory of Air Liquide on each Security authenticated and delivered by the Trustee.
Air Liquide hereby agrees that the Air Liquide Guarantee set forth in this Section 11.01 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Air Liquide Guarantee. If an authorized signatory whose signature is on the notation of the Air Liquide Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a notation of the Air Liquide Guarantee is endorsed, the Air Liquide Guarantee will be valid nevertheless.
The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Air Liquide Guarantee set forth in this Indenture on behalf of Air Liquide.
(d) Form of notation of Air Liquide Guarantee:
Subject to the limitations set forth in the Indenture referred to in the Security upon which this notation is endorsed, Air Liquide S.A. has unconditionally guaranteed: (a) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at the Stated Maturity, bv acceleration, upon repurchase or redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest if lawful, on the Securities, (c) the due and punctual payment or performance of all other payment obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the prompt payment in full thereof when due or performance thereof in accordance with the terms of the extension or renewal, whether at the Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. This Air Liquide Guarantee is subject to the limitations set forth in the Indenture, including Section 11.01 thereof.
L'AIR LIQUIDE S.A.
By:
Name:
Title:"

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.1. Ratification of Base Indenture.
The Indenture, as supplemented by this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and this Seventh Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
SECTION 3.2. Trustee Not Responsible for Recitals.
The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.
SECTION 3.3. Table of Contents, Headings, etc.
The table of contents and headings of the Articles and Sections of this Seventh Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 3.4. Counterpart Originals.
The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 3.5. Governing Law.
THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed all as of the date and year first written above.

AIRGAS, INC.
By: /s/ Joseph C. Sullivan
Name: Joseph C. Sullivan
Title: Vice President & Treasurer

[Company Signature Page to Seventh Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: /s/ Ralph E. Jones
Name: Ralph E. Jones
Title: Vice President

[Trustee Signature Page to Seventh Supplemental Indenture]